Exhibit 10.1

COMMON STOCK REPURCHASE AGREEMENT

THIS COMMON STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of December 21, 2005 by and among PCA Holdings LLC, a Delaware limited liability company (the “Seller”), and Packaging Corporation of America, a Delaware corporation (the “Company”).

WHEREAS, the Seller is the owner of 44,098,010 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company;

WHEREAS, the Seller and the Company have entered into an Underwriting Agreement, dated as of December 15, 2005 (the “Underwriting Agreement”), with Goldman Sachs & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”) pursuant to which the Seller has agreed to sell, and the Underwriters have agreed to purchase, in a firm commitment underwriting, 17,825,000 shares of Common Stock (which amount includes 2,325,000 shares of Common Stock purchased by the Underwriters pursuant to their exercise, in full, of the over-allotment option) (the “Secondary Offering”), at a purchase price of $20.69 per share (representing the price per share set forth in the Underwriting Agreement);

WHEREAS, concurrently with the closing of the Secondary Offering, the Seller desires to sell to the Company, and the Company desires to buy directly from the Seller an aggregate of 4,500,000 shares of Common Stock (the “Shares”); and

WHEREAS, the sale of the Shares by the Seller and the purchase of the Shares by the Company is conditioned upon the closing of the Secondary Offering.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Sale of Shares and Closing.

(a)           Sale of the Shares.  On the Closing Date, immediately following the closing of the Secondary Offering, and upon the terms and conditions set forth in this Agreement, the Seller shall sell, transfer, and assign to the Company, and deliver certificates representing, the Shares, and the Company shall purchase from the Seller, all of the right, title, and interest in and to the Shares.

(b)           Deliveries by the Company.  On the Closing Date, the Company shall deliver to the Seller (i) a cashier’s check or wire transfer of immediately available funds to a bank account designated by the Seller in the amount of $93,105,000, representing the price per share set forth in the Underwriting Agreement, and (ii) such other documents relating to the transactions contemplated by this Agreement as the Seller or its special counsel may reasonably request.

(c)           Deliveries by the Seller.  On the Closing Date, the Seller shall release the Shares to the Company pursuant to an executed letter of direction delivered to the Company’s transfer agent prior to the Closing Date, and (ii) such other documents relating to the transactions contemplated by this Agreement as the Company or its special counsel may reasonably request.

(d)           Company to Cancel Shares.  Upon the valid transfer of the Shares from the Seller to the Company, all certificates evidencing the Shares shall be cancelled by the Company.

2.             The Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP in Chicago, Illinois at 10:00 a.m. on the date hereof (the “Closing Date”), or at such other place or on such other date as may be mutually agreeable to the Seller and the Company.

3.             Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Company that:

(a)           Ownership.  All of the Shares are owned of record and beneficially by the Seller, and the Seller has good and marketable title to the Shares, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever (“Encumbrances”), other than pursuant to applicable securities laws.

(b)           Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Seller is a party have been duly authorized by the Seller.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.  The execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which the Seller is subject, or any material agreement, instrument, order, judgment or decree to which the Seller is subject, except where any such condition would not have a material adverse effect on the Seller or its ability to perform its obligations hereunder.  The Seller has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Seller hereunder.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Seller that:

(a)           Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.  The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its certificate of incorporation or bylaws or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except where any such condition would not have a material adverse effect on the Company or its ability to perform its obligations hereunder.

5.             General Provisions.

(a)           Survival of Representations.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.

(b)           Expenses.  The parties will each pay their own costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

(c)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(e)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns (including subsequent holders of Shares).

(f)            Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(g)           Choice of Law.  The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(h)           Waiver of Trial By Jury.  Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

(i)            Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(j)            Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PCA HOLDINGS LLC

By:	/s/ Samuel M. Mencoff
Name:	Samuel M. Mencoff
Title:	Managing Director

PACKAGING CORPORATION OF AMERICA

By:	/s/ Paul T. Stecko
Name:	Paul T. Stecko
Title:	Chairman and Chief Executive Officer

Signature Page to Common Stock Repurchase Agreement